UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

Duck Creek Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39449	84-3723837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Rd., Floor 10 Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 214-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DCT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2022, the Board of Directors (the “Board”) of Duck Creek Technologies, Inc. (the “Company”) increased the size of the Board from nine members to ten members, and appointed Talvis Love as a member of the Board. Mr. Love was appointed as a Class I director. Mr. Love has served as Senior Vice President, Chief Information Officer of Baxter International Inc. since October 2020. Prior to joining Baxter International, Mr. Love served as Senior Vice President, Chief Information Officer and as Senior Vice President of eCommerce, Enterprise Architecture, Governance Execution and Chief Information Security Officer for Pharmaceutical Segment for Cardinal Health, Inc. from July 2014 through September 2020. Mr. Love served as a director of Plantronics, Inc. from September 2021 until September 2022. Since 2009, Mr. Love has served as an independent board member, vice chairman and member of the executive, audit and development committees of the non-profit organization Goodwill Industries of Greater Detroit. Since 2017, he also has served as a Growth Advisory Board member of Tricentis. Mr. Love received his Master in Business Administration from Michigan State University and his Bachelor of Science degree in Information Systems Management from the University of Maryland. We believe that Mr. Love is qualified to serve on our Board based on his expertise and experience in information technology and cybersecurity.

Mr. Love has been appointed to serve as a member of the Nominating and Corporate Governance Committee. At the time of his appointment to the Board, Mr. Love did not hold any shares of the Company’s common stock. There are no family relationships between Mr. Love and any of our other officers or directors. There are no arrangements or understandings between Mr. Love and any other persons pursuant to which he was appointed as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Stockholders Agreement, dated as of August 14, 2020, among the Company, Accenture LLP, an Illinois limited liability partnership, Accenture Holdings BV, a Dutch private company with limited liability (the “Accenture Investors”), and an affiliate of Apax Partners US, LLC (the “Apax Investor”), the Company obtained the consent of the Accenture Investors and the Apax Investor to increase the size of the Board from nine members to ten members. Mr. Love will serve as a member of the class of directors whose terms expire at the 2024 annual meeting of stockholders.

Mr. Love will receive compensation for his service as a director consistent with that of our other non-employee directors. A description of our standard compensation arrangements for non-employee directors is included in our Proxy Statement filed with the Securities and Exchange Commission on December 28, 2021. Mr. Love has entered into our standard form indemnification agreement for non-employee directors, the form of which is filed with the Securities and Exchange Commission as Exhibit 10.9 to our registration statement on Form S-1 dated July 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCK CREEK TECHNOLOGIES, INC.

By:	/s/ Kevin Rhodes
	Name:	Kevin Rhodes
	Title:	Chief Financial Officer
Date: October 7, 2022